Exhibit 1.0


      BRANCH OFFICE                                            TEL 212-840-2595
     20 LEBANON ROAD                                           FAX 212-840-7239
SCARSDALE, NY 10583-7122                                        www.lwccpa.com
      9114-723-3376

                         Livingston, Wachtell & Co., LLP
                          certified public accountants
                           1140 avenue of the americas
                             new york, ny 10036-5803
LEONARD L. EIGER, C.P.A.                  JAY J. LIVINGSTON, C.P.A. (1919-1972)
SAM BECKER, C.P.A.                        THEODORE WACHTELL, C.P.A. (1919-1966)
IRA E. COHEN, C.P.A.                      HERBERT H. REYBURN, C.P.A. (1934-1985)
JAMES R. GRIMALDI, C.P.A.                 IRVING ZUCKERMAN, C.P.A. (1965-1985)
LAWRENCE GOLDMAN, C.P.A.



                                 April 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                     Re: Southern Group International, Inc.
                         Commission File #: 000-26509
                         Ein #: 65-06001272
                         ----------------------------------


Gentlemen:

We have read the statements that Southern Group International, Inc. has made in its Form 8-K, Item 4 dated April 29, 2002 regarding changes in the Registrant's certifying accountants. We agree with the statements made therein, where it specifically references Livingston, Wachtell & Co., LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                      /s/ Livingston, Wachtell & Co., LLP